Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Amir Bassan-Eskenazi certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BigBand Networks, Inc. on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of BigBand Networks, Inc.

By:	/S/ AMIR BASSAN-ESKENAZI
Name:	Amir Bassan-Eskenazi
Title:	President, Chief Executive Officer and Chairman of the Board

March 11, 2008

I, Ravi Narula, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of BigBand Networks, Inc. on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of BigBand Networks, Inc.

By:	/S/ RAVI NARULA
Name:	Ravi Narula
Title:	Chief Accounting Officer

March 11, 2008